[SEAL OF THE STATE OF TEXAS]

                               The State of Texas

                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF

                         NATIONAL SCIENTIFIC CORPORATION
                                    FORMERLY:
                         AMERICAN MORTGAGE COMPANY, NC.

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:       May 16, 1996

Effective:   May 16, 1996

[SEAL OF THE STATE OF TEXAS]
                                                                              VD
                                        ----------------------------------------
                                                   Antonio 0. Garza, Jr.
                                                    Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

                                   ARTICLE ONE

The name of the corporation is AMERICAN MORTGAGE COMPANY, INC.

                                   ARTICLE TWO

The following amendment to the articles of incorporation was adopted by the shareholders of the corporation on May 14, 1996 changing the name of the corporation to

                         NATIONAL SCIENTIFIC CORPORATION

The amendment alters or changes only article one of the original or amended articles of incorporation, no other article of the original or amended articles of incorporation are altered or changed by this amendment and the full text of each provision altered is as follows:

(1) The name of the corporation shall be

                         NATIONAL SCIENTIFIC CORPORATION

                                  ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 10,000,000; and the number of shares entitled to vote thereon was 10,000,000.

                                  ARTICLE FOUR

The number of shares voted for such amendments was in excess of the two--third (2/3) majority required; and the number of shares voted against such amendment was less than one-third (1/3) of the shares entitled to vote thereon.

Dated May 15, 1996.

                                        By: /s/ Robert Dultz
                                            ------------------------------------
                                            Robert Dultz; Its Chairman,
                                            President and CEO

                          [SEAL OF THE STATE OF TEXAS]

                               The State of Texas

                               SECRETARY OF STATE

                            CERTIFICATE OF CORRECTION
                                       OF

                         NATIONAL SCIENTIFIC CORPORATION
                               CHARTER NO. 115574

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Correction, duly executed pursuant to the provisions of the Texas Miscellaneous Corporation Laws Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Correction and attaches hereto a copy of the Articles of Correction.

Dated: September 9, 1996

[SEAL OF THE STATE OF TEXAS]
                                                                             dlm
                                        ----------------------------------------
                                                  Antonio 0. Garza, Jr.
                                                   Secretary of State

                             ARTICLES OF CORRECTION
                                       TO
                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                        NATIONAL SCIENTIFIC CORPORATION,
                       FORMERLY AMERICAN MORTGAGE COMPANY

These articles are adopted to correct a document which is an inaccurate record of corporate action, contains an inaccurate or erroneous statement or was defectively or erroneously executed, sealed, acknowledged or verified.

                                   ARTICLE ONE

The name of the corporation is NATIONAL SCIENTIFIC CORPORATION

                                   ARTICLE TWO

The document to be corrected is Articles of Amendment to the Articles of Incorporation which was filed in the Office of the Secretary of State on the 27th day of March, 1995.

                                  ARTICLE THREE

Article Six (on page 2), Article Three (on page 2) and Article Four (on page 2) of the Articles of Amendment to the Articles of Incorporation are incorrect; they each indicate that the number of outstanding shares as 400,000, and the number of shares voted for such amendments as 400,000. Article Five (on page 1), Article Six (on page 2), Article Three (on page 2), Article Four (on page 2), Article Five (on page 2) and Article Six (on page 3) of the Articles of Amendment to the Articles of Incorporation are incorrectly numbered.

                                  ARTICLE FOUR

Articles Five through Nine of the Articles of Amendment to the Articles of Incorporation read correctly as follows:

                                  "ARTICLE FIVE

The aggregate number of shares which the Corporation shall have authority to issue is eighty million (80,000,000) shares of common stock of the par value S. 01 each and four million (4,000.000) shares of preferred stock of the par value $. 10 each. Each of the 50,000 shares of Common Stock $2.00 par value, presently outstanding shall upon the filing of this amendment with the Secretary of the State of Texas be reconstituted as and become converted into two hundred (200) fully paid and nonassessable shares of common stock of the Corporation, $.01 par value, and shares of Preferred Stock, $1.00 par value, presently outstanding, if any shall upon the filing of this amendment with the Secretary of the State of Texas be reconstituted as and become converted into ten (10) fully paid and nonassessable shares of preferred stock of the Corporation, $.10 par value, without any further action on the part of the Board of Directors or the shareholders.

                                   ARTICLE SIX

The number of shares of the corporation outstanding at the time of such adoption was 50,000; and the number of shares entitled to vote thereon was 50,000.

                                  ARTICLE SEVEN

The number of shares voted for such amendments was 45,571; and the number of shares voted against such amendment was 0.

                                  ARTICLE EIGHT

The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected is as follows:

The present holder of 1 share of $2.00 par value common stock may exchange the share for 200 shares of $.01 par value common stock The present holder, if any, of 1 share of $1.00 par value preferred stock may exchange the share for 10 shares of $.10 par value preferred stock

                                  ARTICLE NINE

The manner in which such amendment effect a change in the amount of stated capital, and amount of stated capital as changed by such amendment are as follows: NONE."

Dated August 26, 1996

                                        NATIONAL SCIENTIFIC CORPORATION

                                        /s/ Terry Neild
                                        ----------------------------------------
                                        Terry Neild, President